UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Opsware Inc.

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May 21, 2004

Dear Stockholder:

We are pleased to invite you to attend the 2004 Annual Meeting of Stockholders of Opsware Inc. on Tuesday, June 22, 2004 to be held at the Four Points Sheraton Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California beginning at 9:30 a.m., Pacific Time.

Enclosed are the Notice of Annual Meeting of Stockholders and the Proxy Statement describing the business that will be acted upon at the Annual Meeting. Please vote on each of the business items to come before the meeting, as it is important that your shares are represented. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided.

We have also enclosed a copy of Opsware’s Annual Report on Form 10-K. We encourage you to read the Annual Report on Form 10-K, which includes information on our products, operations, markets and goals, as well as our audited financial statements for the fiscal year ended January 31, 2004.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Marc L. Andreessen	Benjamin A. Horowitz
Chairman of the Board	President and CEO

599 N. Mathilda Avenue | Sunnyvale, CA 94085 | phone 408-744-7300 | fax 408-744-7379 | www.opsware.com

OPSWARE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Opsware Inc., a Delaware corporation, will be held on June 22, 2004, at 9:30 a.m., Pacific Time, at the Four Points Sheraton Sunnyvale located at 1250 Lakeside Drive, Sunnyvale, California for the following purposes:

1.  To elect two directors to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending January 31, 2005; and

3.  To transact such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on May 7, 2004 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

Jordan J. Breslow

General Counsel and Secretary

Sunnyvale, California

May 21, 2004

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

599 N. Mathilda Avenue | Sunnyvale, CA 94085 | phone 408-744-7300 | fax 408-744-7379 | www.opsware.com

The information contained under the captions “Report of the Compensation Committee Regarding Compensation,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference into such filing.

OPSWARE INC.

PROXY STATEMENT FOR 2004

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Opsware Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 22, 2004 at 9:30 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Four Points Sheraton Sunnyvale located at 1250 Lakeside Drive, Sunnyvale, California. Our principal executive offices are located at 599 N. Mathilda Avenue, Sunnyvale, California 94085, and our telephone number at that location is (408) 744-7300.

These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended January 31, 2004, including audited financial statements, were first mailed on or about May 21, 2004 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on May 7, 2004, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Opsware has one series of shares outstanding, designated common stock, $0.001 par value per share. As of the record date, 83,484,152 shares of our common stock were issued and outstanding and held of record by approximately 596 stockholders. As of the record date, no shares of our preferred stock were outstanding.

Solicitation of Proxies

This solicitation of proxies is made by Opsware, and all related costs will be borne by Opsware. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

•	delivering to Opsware (Attention: Jordan J. Breslow, General Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

Voting

Each stockholder is entitled to one vote for each share held as of the record date.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors and FOR Proposal Two and such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Quorum

A quorum is required for stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of shares having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum.

Effect of Abstentions

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both the presence of a quorum for the transaction of business and the outcome of a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions are counted for the purposes of establishing a quorum and will have the same effect as a vote against the proposal (other than the election of directors). If a stockholder chooses to leave shares unvoted, they will not be counted for the purpose of establishing a quorum or determining the outcome of any of the proposals.

Effect of “Broker Non-Votes”

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against certain “routine” matters, which include all of the proposals to be voted on at our Annual Meeting this year. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of all of the proposals. If a broker chooses to leave shares unvoted, even on “routine” matters, they will not be counted for the purpose of establishing a quorum or determining the outcome of any of the proposals.

Although all of the proposals to be voted on at the Annual Meeting are considered “routine,” where a matter is not “routine,” a broker generally would not be entitled to vote its customers’ unvoted shares. These so-called “broker non-votes” would be counted for the purpose of establishing whether a quorum is present, however, these would not be taken into account in determining the outcome of any of the proposals.

Vote Required

With respect to Proposal One, a plurality of the votes duly cast will be required to elect each nominee to the Board. With respect to Proposal Two, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote is required to approve these proposals.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at an Annual Meeting if they comply with the requirements of our bylaws and the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders that are intended to be included in the proxy statement and form of proxy relating to our 2005 Annual Meeting or that are intended to be presented directly at that meeting must be received by us no later than 120 days prior to the one year anniversary of the date of this Proxy Statement, or January 22, 2005.

In the event that the date of the 2005 Annual Meeting is changed by more than 30 days from the date of the 2004 Annual Meeting, to be timely, notice by a stockholder must be received no later than the close of business on the later of 120 calendar days in advance of the 2005 Annual Meeting and 10 calendar days following the date on which public announcement of the date of the 2005 Annual Meeting is made. Assuming the date of the 2005 Annual Meeting is not changed by more than 30 days from the date of the 2004 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies on such proposals in its discretion if (a) we receive notice before the close of business on January 22, 2005 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter or (b) we do not receive notice of the proposal prior to the close of business on January 22, 2005.

In submitting proposals, stockholders must comply with the procedural requirements of our bylaws and the Securities Exchange Act. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including any conditions established by the Securities and Exchange Commission.

All submissions to, or requests from, the Secretary of Opsware should be made to our principal executive offices at 599 N. Mathilda Avenue, Sunnyvale, California 94085 (Attention: Jordan J. Breslow, General Counsel and Secretary).

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors and is classified into three classes, with two members in Class I and three members in each of Class II and Class III. Members of our Board serve staggered three-year terms. At each Annual Meeting, one class of directors is elected for a term of three years to succeed those directors whose terms expire on the date of that Annual Meeting. At this Annual Meeting, Class I will stand for re-election.

Directors and Nominees

The nominees for election to Class I of the Board at this Annual Meeting are Benjamin A. Horowitz and Simon M. Lorne. If elected, Mr. Horowitz and Mr. Lorne will serve as directors until the Annual Meeting of Stockholders in 2007 or until their respective successors are elected and qualified or until their earlier resignation or removal. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Opsware’s nominees.

We are not aware that either nominee will be unable or will decline to serve as a director. In the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The following table presents information regarding our directors and the nominees for election to our Board of Directors and their committee memberships, if any, as of May 21, 2004:

Class	Expiration of Term	Name	Age	Principal Occupation	Director Since

Class I	2007 Annual Meeting	Benjamin A. Horowitz Simon M. Lorne(1)(2)	37 58	President and Chief Executive Officer, Opsware Vice Chairman and Chief Legal Officer, Millennium Partners, LP	1999 2002

Class II	2005 Annual Meeting	Marc L. Andreessen Mike J. Homer (1) Andrew S. Rachleff(3)	32 46 45	Chairman of the Board, Opsware Chairman, Kontiki, Inc. General Partner, Benchmark Capital	1999 2003 1999

Class III	2006 Annual Meeting	William V. Campbell(1)(3) Michael S. Ovitz(2) Michelangelo A. Volpi (3)	63 57 37	Chairman of the Board, Intuit Inc. Principal, CKE Associates Senior Vice President, Cisco Systems, Inc.	2000 2000 2003

(1)	Member of audit committee.
(2)	Member of nominating and corporate governance committee.
(3)	Member of compensation committee.

In August 2003, in accordance with our bylaws, Mr. Homer and Mr. Volpi were appointed to Class II and Class III of our Board, respectively. There is no family relationship between any director or executive officer of Opsware.

Benjamin A. Horowitz is a co-founder of Opsware and has served as our President and Chief Executive Officer and as a director since September 1999. Prior to co-founding Opsware, Mr. Horowitz served as Vice President and General Manager of the E-Commerce Platform division of America Online, Inc., a new media company, from April 1999 to September 1999. From July 1995 to April 1999, Mr. Horowitz was a vice president at Netscape Communications, a software company. Mr. Horowitz serves on the board of directors of MIPS Technologies, Inc. and Omnicell, Inc. Mr. Horowitz holds a B.S. in computer science from Columbia University and an M.S. in computer science from the University of California, Los Angeles.

Simon M. Lorne has served as a director of Opsware since September 2002. Mr. Lorne is currently Vice Chairman and Chief Legal Officer of Millennium Partners L.P., a hedge fund. From 1999 to 2004, Mr. Lorne was a partner of the law firm Munger, Tolles & Olson LLP. From 1996 to 1999, Mr. Lorne was a Managing Director of Salomon Smith Barney and its predecessor entities, with positions that included serving as global head of internal audit of Salomon Inc. and coordinating the global compliance function of Citigroup Inc. (which became the corporate parent of Salomon Smith Barney in 1998). From 1993 to 1996, Mr. Lorne served as General Counsel of the United States Securities and Exchange Commission. From 1972 to 1996, Mr. Lorne was a partner of the law firm Munger, Tolles & Olson LLP. Mr. Lorne holds an A.B. in economics from Occidental College and a J.D. from the University of Michigan Law School.

Marc L. Andreessen is a co-founder of Opsware and has served as the Chairman of our Board of Directors since September 1999. Prior to co-founding Opsware, Mr. Andreessen served as Chief Technology Officer of America Online, Inc. from March 1999 to September 1999. Mr. Andreessen was a co-founder of Netscape Communications Corporation, serving in various positions from April 1994 until March 1999, including as Chief Technology Officer and Executive Vice President of Products. He served on Netscape’s board of directors from April 1994 until March 1999. Mr. Andreessen serves on the boards of directors of Blue Coat Systems, Inc. and Orbitz, Inc. Mr. Andreessen holds a B.S. in computer science from the University of Illinois at Urbana-Champaign.

Mike J. Homer has served as a director of Opsware since August 2003. Since November 2000, Mr. Homer has served as the Chairman of Kontiki, Inc., a video on demand solutions company, and he served as Kontiki’s Chief Executive Officer from November 2000 to November 2003. From April 1999 to November 2000, Mr. Homer was Senior Vice President at America Online. From October 1994 to April 1999, Mr. Homer held various positions at Netscape Communications, including Executive Vice President, Sales and Marketing and General Manager of Netscape Netcenter. From April 1994 to October 1994, Mr. Homer was a consultant. From August 1993 to April 1994, Mr. Homer served as Vice President, Engineering at EO Corporation, a hand-held computer manufacturer, and from July 1991 to July 1993, Mr. Homer was Vice President, Marketing of Go Corporation, a pen-based software company. From 1982 to 1991, Mr. Homer held various technical and marketing positions at Apple Computer, Inc., a computer company. Mr. Homer holds a B.S. in finance from the University of California at Berkeley. Mr. Homer also serves on the board of directors of palmOne, Inc.

Andrew S. Rachleff has served as a director of Opsware since November 1999. In May 1995, Mr. Rachleff co-founded Benchmark Capital, a venture capital firm, and has served as a general partner since that time. Prior to co-founding Benchmark Capital, Mr. Rachleff spent ten years as a general partner with Merrill, Pickard, Anderson & Eyre, a venture capital firm. Mr. Rachleff also serves on the boards of directors of Blue Coat Systems, Inc., Equinix, Inc., and several privately held companies. Mr. Rachleff holds a B.S. in economics from the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business.

William V. Campbell has served as a director of Opsware since August 2000. Mr. Campbell has served as a director of Intuit Inc., a finance software and services company, since April 1994 and as Chairman of the Board since August 1998. He also served as Intuit’s Acting Chief Executive Officer from September 1999 to January 2000 and as its President and Chief Executive Officer from April 1994 to July 1998. Mr. Campbell also serves on the board of directors of Apple Computer, Inc. Mr. Campbell holds both a B.A. in economics and an M.A. from Columbia University.

Michael S. Ovitz has served as a director of Opsware since July 2000. Mr. Ovitz co-founded Creative Artists Agency, a talent representation company, and served as its Chairman from 1975 to 1995. Mr. Ovitz has served as a Principal of CKE Associates, a consulting company, since July 2002. From December 1998 to June 2002, Mr. Ovitz was a Principal of Artists Management Group, a talent representation company. From January 1997 to December 1998, Mr. Ovitz was a self-employed private investor. From October 1995 to December 1996, Mr. Ovitz was President of The Walt Disney Company, an entertainment company. Mr. Ovitz currently serves as a director of Yankee Candle Corporation, Chairman of the Executive Board of the University of California, Los

Angeles Hospital and Medical Center, a member of the Board of Directors of D.A.R.E. America and a member of the Board of Advisors at the University of California, Los Angeles School of Theater, Film and Television. Mr. Ovitz also serves on the Board of Trustees of the Museum of Modern Art in New York City and is a member of the Council on Foreign Relations. Mr. Ovitz holds a B.A. in psychology from the University of California, Los Angeles.

Michelangelo A. Volpi has served as a director of Opsware since August 2003. Mr. Volpi currently serves as Senior Vice President, Routing Technology Group of Cisco Systems, Inc., a network equipment manufacturer. From 1994 to 2001, Mr. Volpi held various positions at Cisco, including Senior Vice President, Chief Strategy Officer, Senior Vice President of Business Development/Global Alliances, Vice President of Business Development, Director of Business Development, and Business Development Manager. Prior to joining Cisco, Mr. Volpi held various management positions at the Hewlett Packard Company’s Optoelectonics Division. Mr. Volpi holds a B.S. in mechanical engineering, an M.A. in manufacturing systems engineering and an M.B.A. all from Stanford University.

The Board unanimously recommends voting FOR the election of

Benjamin A. Horowitz and Simon M. Lorne to Class I of the Board.

Board Meetings

The Board held a total of five meetings during the fiscal year ended January 31, 2004. No director attended less than 75% of the total number of meetings of the Board and all committees on which such director served during the fiscal year ended January 31, 2004.

Director Independence

The Board has determined that each of our directors is an independent director as defined by the rules of the NASDAQ Stock Market, other than Mr. Andreessen and Mr. Horowitz, each of whom serves as an employee of Opsware.

Board Committees

Our Board currently has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The charter for each committee is available on our website at

http://www.opsware.com/company/governance.

Audit Committee.    The audit committee currently consists of Mr. Campbell, Mr. Lorne and Mr. Homer, each of whom we believe is “independent” and meets the financial experience requirements under both the Securities and Exchange Commission rules and the NASDAQ Stock Market listing standards. The Board has also determined that Mr. Lorne is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and is “financially sophisticated” within the meaning of the rules of the NASDAQ Stock Market. Mr. Homer was appointed to the audit committee by the Board on November 20, 2003 and Mr. Rachleff served as a member of the audit committee until February 24, 2004, at which time he resigned from that position. The audit committee held seven meetings during the fiscal year ended January 31, 2004. The audit committee is responsible for the appointment, compensation and oversight of our independent auditors. In addition, the audit committee reviews the results and scope of audit and other services provided by our independent auditors and reviews the accounting principles and auditing practices and procedures to be used for our financial statements, our financial reporting process and monitors our internal control systems and practices.

Compensation Committee.    The compensation committee currently consists of Mr. Campbell, Mr. Rachleff and Mr. Volpi, each of whom we believe is “independent” under the NASDAQ Stock Market listing standards, an “outside director” under Section 162(m) of the Internal Revenue Code and the regulations thereunder and a “non-employee director” under the Securities Exchange Act. Mr. Volpi was appointed to the compensation committee by the Board on February 24, 2004. Until February 24, 2004, Mr. Lorne served as a member of the compensation committee, at which time he resigned from that position. The compensation committee held five meetings and acted four times by written consent during the fiscal year ended January 31, 2004. On March 4, 2003, the compensation committee delegated the authority to grant stock options to persons who are not our executive officers up to a certain threshold to Mr. Andreessen and Mr. Horowitz and pursuant to this delegated authority, Mr. Andreessen and Mr. Horowitz acted 13 times by written consent. The compensation committee approves the compensation of our executive officers and makes recommendations to the Board regarding stock plans and the compensation of executive officers and other managerial employees.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee currently consists of Mr. Lorne and Mr. Ovitz, each of whom we believe is “independent” under the NASDAQ Stock Market listing standards. Until February 24, 2004, Mr. Campbell served as a member of the nominating and corporate governance committee, at which time he resigned from that position. The nominating and corporate governance committee held three meetings during the fiscal year ended January 31, 2004. The nominating and corporate governance committee identifies, evaluates and nominates candidates for appointment or election as members of our Board, makes recommendations regarding the structure and composition of our Board and committees and advises the Board with respect to corporate governance matters.

Consideration of Director Nominees

Our nominating and corporate governance committee generally identifies nominees for our Board based upon recommendations by our directors and management. The nominating and corporate governance committee will also consider recommendations properly submitted by our stockholders in accordance with the procedure set forth in our bylaws. To date, we have not received any such recommendations from our stockholders. Stockholders can recommend qualified candidates for our Board by writing to our corporate secretary at Opsware Inc., 599 N. Mathilda Ave., Sunnyvale, CA 94085. Submissions that are received and meet the criteria outlined below will be forwarded to the nominating and corporate governance committee for review and consideration. We request that any such recommendations be made at least three months prior to the end of the fiscal year ending January 31, 2005 to ensure adequate time for meaningful consideration by the nominating and corporate governance committee. The nominating and corporate governance committee intends to review periodically whether a more formal policy regarding stockholder nominations should be adopted.

The goal of the nominating and corporate governance committee is to ensure that our Board possesses a variety of perspectives and skills derived from high-quality business and professional experience. The nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on our Board, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management. To this end, the nominating and corporate governance committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although the nominating and corporate governance committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The nominating and corporate governance committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

Stockholder Communications with Our Board

Our stockholders may communicate with our Board or any of our individual directors by writing to them care of Opsware Inc., 599 N. Mathilda Ave., Sunnyvale, CA 94085. In addition, all communications that are received by our chief executive officer or chief financial officer that are directed to the attention of our Board are forwarded to our Board for consideration. The nominating and corporate governance committee intends to consider whether it is appropriate to adopt a more formal process for our stockholders to communicate with our Board. We do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, however, the nominating and corporate governance committee intends to consider whether it is appropriate to adopt such a policy. Mr. Andreessen, Mr. Horowitz and Mr. Lorne attended our 2003 Annual Meeting.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all employees, including our Chief Executive Officer and senior financial officers, including our chief financial officer and controller, and all directors. This code is available on our website at http://www.opsware.com/company/governance.

Directors’ Compensation

Except for grants of stock options and restricted stock awards, we do not currently compensate our directors for their services as directors other than Mr. Lorne who received annual compensation of $75,000 in connection with his service on the Board and as Chairman of the audit committee. Directors who are employees of Opsware are eligible to participate in our 2000 Incentive Stock Plan and our Employee Stock Purchase Plan. We also reimburse each member of our Board for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

Our Director Option Program, which is part of our 2000 Incentive Stock Plan, provides for the automatic grant of nonstatutory stock options to non-employee directors. A new non-employee director is granted an option to purchase 50,000 shares when that person first becomes a director, except for those directors who become non-employee directors by ceasing to be employee directors. Twenty-five percent of the shares subject to the option vests and becomes exercisable on the first anniversary of the date of grant, and 1/48 of the shares subject to the option vests and becomes exercisable each month thereafter, provided the individual remains a non-employee director on those dates. Pursuant to this program, during the fiscal year ended January 31, 2004, Mr. Homer and Mr. Volpi were each granted an option to purchase 50,000 shares upon joining our Board.

Pursuant to our Director Option Program, each non-employee director is automatically granted an option to purchase 25,000 shares on the date of each Annual Meeting of our stockholders, if immediately after the meeting, he or she continues to serve on the Board and has been a director for at least six months prior to the Annual Meeting. Twenty-five percent of the shares subject to the option vests and becomes exercisable on the first anniversary of the date of grant, and 1/48 of the shares subject to the option vests and become exercisable each month thereafter, provided the individual remains a non-employee director on those dates. Pursuant to this program, during the fiscal year ended January 31, 2004, Mr. Campbell, Mr. Lorne, Mr. Ovitz and Mr. Rachleff were each granted an option to purchase 25,000 shares on the date of our 2003 Annual Meeting.

All options granted under our Director Option Program have a term of ten years and an exercise price equal to fair market value on the date of grant. After termination as a non-employee director, an optionee must exercise an option at the time set forth in his or her option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term. A non-employee director may not transfer options granted under our Director Option Program other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his or her lifetime.

In the event of our merger with or into another corporation or a sale of substantially all of our assets, all of the outstanding options granted pursuant to the Director Option Program become fully vested and exercisable.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists, or has existed in the past, between the Board or compensation committee and the Board or compensation committee of any other company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Ernst & Young LLP to serve as our independent auditors for the fiscal year ending January 31, 2005. The Board recommends that stockholders vote for the ratification of such appointment. Although ratification of such appointment by stockholders is not required by our bylaws or otherwise, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the audit committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the audit committee feels that such a change would be in the best interests of Opsware and its stockholders. In the event of a negative vote on ratification, the audit committee will reconsider its selection.

Ernst & Young LLP has audited our financial statements annually since January 2000. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board unanimously recommends voting FOR the ratification of the appointment of

Ernst & Young LLP as our independent auditors for the fiscal year ending January 31, 2005.

Principal Accountant Fees and Services

Set forth below are the fees paid for the services of Ernst & Young LLP in fiscal 2004 and fiscal 2003.

	Fiscal 2004	Fiscal 2003
Audit Fees	$343,225	$421,508
Audit-Related Fees	—	—
Tax Fees	19,286	128,362
All Other Fees	—	85,657

Total:	$362,541	$635,527

Audit Fees consist of fees billed for professional services rendered by our independent auditors for the audit of our annual financial statements included in our report on Form 10-K, the review of our quarterly financial statements included in our reports on Form 10-Q, the issuance of consents related to the preparation of registration statements, and other services that generally only the independent auditors reasonably can provide in connection with statutory and regulatory filings.

Tax Fees consist of fees billed for professional services rendered by our independent auditors for tax compliance, tax advice, tax consultation and tax planning services.

All Other Fees consist of billed for professional services rendered by our independent auditors for permissible non-audit services, if any. In fiscal 2003, these fees related primarily to tax and accounting consultation in connection with the sale of our Managed Services Business to EDS.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

The audit committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Ernst & Young LLP, and that all such services provided by Ernst & Young LLP to us in the past were compatible with maintaining such independence. The audit committee is sensitive to the concern that some non-audit services, and related fees, could impair independence and the committee believes it important that independence be maintained. However, the committee also recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Ernst & Young LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The audit committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of common stock as of May 7, 2004, by:

•	our chief executive officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2004;

•	each of our directors and the nominees for directors;

•	all executive officers and directors as a group; and

•	each person or entity known to us to own beneficially more than 5% of our common stock.

Applicable percentage ownership is based on 84,484,152 shares of common stock outstanding as of May 7, 2004. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 7, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder’s name.

Unless otherwise indicated, the address for the stockholders holding more than 5% of our common stock is c/o Opsware Inc., 599 N. Mathilda Avenue, Sunnyvale, California 94085.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Executive Officers:
Marc L. Andreessen(1)	11,380,013	13.5%
Andrew S. Rachleff(2)	5,413,505	6.5
Benjamin A. Horowitz(3)	4,993,951	5.9
Timothy A. Howes(4)	3,947,583	4.7
John L. O’Farrell(5)	1,229,820	1.5
James T. Dimitriou(6)	689,294	*
Sharlene Abrams(7)	516,666	*
Michael S. Ovitz(8)	440,278	*
Mike J. Homer(9)	350,210	*
William V. Campbell(10)	152,835	*
Simon M. Lorne(11)	34,166	*
Michelangelo A. Volpi(12)	7,250	*
All directors and executive officers as a group(16 persons)(13)	33,738,217	38.4

5% Stockholders:
Entities affiliated with Benchmark Capital(14) 2480 Sand Hill Road, Suite 200 Menlo Park, CA 94025	4,615,121	5.5

*	Represents less than 1% of our outstanding stock
(1)	Represents 9,129,514 shares held by Michael G. Mohr or Marc L. Andreessen (Trustees), Andreessen 1996 Living Trust, 1,438,000 shares held by the 1996 Andreessen Charitable Remainder Trust, Michael G. Mohr or Marc L. Andreessen (Trustees) and includes 812,499 shares issuable upon exercise of outstanding options held by Mr. Andreessen exercisable within 60 days of May 7, 2004.

(2)	Represents 779,634 shares held by the Rachleff Family Revocable Trust, 18,750 shares issuable upon exercise of outstanding options held by Mr. Rachleff exercisable within 60 days of May 7, 2004 and 4,615,121 shares held by Benchmark Capital Management Co. IV, L.L.C., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and Benchmark Founders’ Fund IV-X, L.P. Mr. Rachleff is a Managing Member of Benchmark Capital Management Co. IV, L.L.C., the general partner of Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and Benchmark Founders’ Fund IV-X, L.P. Mr. Rachleff disclaims beneficial ownership of the shares held by the Benchmark funds, except to the extent of his pecuniary interest in the Benchmark funds.
(3)	Represents 3,896,453 shares held by Mr. Horowitz individually and 285,000 shares held by the Horowitz Family Limited Partnership. Includes 812,498 shares issuable upon exercise of outstanding options held by Mr. Horowitz exercisable within 60 days of May 7, 2004.
(4)	Represents 3,699,439 shares held by Dr. Howes individually. Includes 248,144 shares issuable upon exercise of outstanding options held by Dr. Howes exercisable within 60 days of May 7, 2004.
(5)	Represents 105,000 shares held by the O’Farrell-Principe Living Trust and 9 shares held by Mr. O’Farrell individually. Includes 105,000 shares subject to Opsware’s right of repurchase as of May 7, 2004 and 1,124,811 shares issuable upon exercise of outstanding options held by Mr. O’Farrell exercisable within 60 days of May 7, 2004.
(6)	Represents 266,669 shares held by Mr. Dimitriou individually. Includes 422,625 shares issuable upon exercise of outstanding options held by Mr. Dimitriou exercisable within 60 days of May 7, 2004. Mr. Dimitriou terminated his employment with us in February 2004.
(7)	Represents 510,000 shares held by Ms. Abrams individually. Includes 312,500 shares subject to Opsware’s right of repurchase as of May 7, 2004 and 6,666 shares issuable upon exercise of outstanding options held by Ms. Abrams exercisable within 60 days of May 7, 2004.
(8)	Represents 186,112 shares held by the Ovitz Family Limited Partnership and 150,000 shares held Mr. Ovitz individually. Includes 104,166 shares issuable upon exercise of outstanding options held by Mr. Ovitz exercisable within 60 days of May 7, 2004.
(9)	Represents 230,210 shares held by the Michael Homer Trust and 120,000 shares held by the Homer Family Trust.
(10)	Represents 86,169 shares held by Mr. Campbell individually and includes 66,666 shares issuable upon exercise of outstanding options held by Mr. Campbell exercisable within 60 days of May 7, 2004.
(11)	Represents 5,000 shares held by Mr. Lorne individually and includes 29,166 shares issuable upon exercise of outstanding options held by Mr. Lorne exercisable within 60 days of May 7, 2004.
(12)	Represents 7,250 shares held by Mr. Volpi individually.
(13)	Includes 427,917 shares subject to Opsware’s right of repurchase as of May 7, 2004 and includes 4,455,683 shares issuable upon exercise of outstanding options held by all directors and executive officers as a group exercisable within 60 days of May 7, 2004.
(14)	Represents shares held by Benchmark Capital Management Co. IV, L.L.C., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., and Benchmark Founders’ Fund IV-X, L.P.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation earned by or paid to our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2004 for services rendered in all capacities to us during our fiscal years ended January 31, 2004, 2003 and 2002. Other than the salary and bonus described below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during our fiscal years ended January 31, 2004, 2003 and 2002.

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options
Benjamin A. Horowitz President and Chief Executive Officer	2004 2003 2002	$290,000 290,000 250,000	$150,000 50,000 50,000		$	— — —	— — —		400,000 — 1,000,000

Sharlene P. Abrams(1) Chief Financial Officer	2004 2003 2002	276,250 75,833 —	— 100,000 —	(2)		— — —	— — —		— 1,000,000 —

John L. O’Farrell(3) Executive Vice President of Business Development	2004 2003 2002	290,000 290,000 241,667	— — 150,000	(5)		— — —	$588,000 — —	(4)	— 1,000,000 700,750

Timothy A. Howes Chief Technical Officer and President of Development	2004 2003 2002	275,000 275,000 235,000	— — —			— — —	— — —		— 275,000 100,750

James T. Dimitriou(6) Executive Vice President of Sales	2004 2003 2002	345,000 400,000 400,000	35,560 — —			— — —	— — —		— 275,000 700,750

(1)	Ms. Abrams commenced her employment with us in October 2002.
(2)	Represents a one-time bonus paid upon commencement of Ms. Abrams’ employment.
(3)	Mr. O’Farrell commenced his employment with us in March 2001.
(4)	Mr. O’Farrell was granted 105,000 shares of restricted stock on August 19, 2003. The value of the restricted stock shown in the table above is based upon the closing price per share of our common stock on the date of grant as reported on the NASDAQ National Market, which was $5.60. The value of the restricted stock was $840,000 as of January 31, 2004, based upon the closing price per share of our common stock on January 30, 2004, the last trading day of fiscal 2004, as reported on the NASDAQ National Market, which was $8.00. These shares are subject to a right of repurchase that lapses over a three-year period. The right of repurchase lapses as to 50% of these shares on the date that our trading window first opens following the public announcement of our earnings results for the quarter ending July 31, 2004 and lapses as to 6.25% on the date that the trading window first opens following the public announcement of our earnings results for each fiscal quarter thereafter.
(5)	Represents a one-time bonus paid upon commencement of Mr. O’Farrell’s employment.
(6)	Mr. Dimitriou terminated his employment with us in February 2004. In connection with his termination, Mr. Dimitriou received a severance payment of approximately $57,000.

In addition, Mr. Andreessen, the Chairman of our Board, is an employee of Opsware. During the fiscal year ended January 31, 2004, Mr. Andreessen elected to be placed on a variable compensation plan and we paid him total compensation of $164,963. Mr. Andreessen was granted a stock option to purchase 400,000 shares of our common stock during the fiscal year ended January 31, 2004. In granting these stock options, the compensation committee reviewed Mr. Andreessen’s existing equity holdings, their value as an incentive for future performance, the extent to which they had vested and the option grants awarded to similarly situated individuals at comparable companies.

Option Grants in the Fiscal Year Ended January 31, 2004

The following table sets forth information regarding stock option grants during the fiscal year ended January 31, 2004 to our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price Per	Expiration
Name	Granted	Fiscal 2003	Share	Date	5%	10%
Benjamin A. Horowitz	400,000	17.37%	$1.85	03/13/2013	$465,382	$1,179,369

Sharlene P. Abrams	—	—	—	—	—	—

John L. O’Farrell	—	—	—	—	—	—

Timothy A. Howes	—	—	—	—	—	—

James T. Dimitriou	—	—	—	—	—	—

All options granted under our 2000 Incentive Stock Plan are either incentive stock options or nonstatutory stock options. Options granted under our 2000 Incentive Stock Plan generally vest and become exercisable over a four-year period as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. Options expire 10 years from the date of grant, and are granted at an exercise price equal to the fair market value of our common stock on the date of grant. Options to purchase a total of 2,302,520 were granted to employees during the fiscal year ended January 31, 2004. During the fiscal year ended January 31, 2004, 1,559,761 shares were returned to our stock plans as a result of employee terminations.

The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the vesting period.

Aggregated Option Exercises in the Fiscal Year Ended January 31, 2004

and Option Values at January 31, 2004

The following table sets forth information regarding unexercised stock options held as of January 31, 2004 by each of our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2004.

	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at January 31, 2004		Value of Unexercised In-The-Money Options at January 31, 2004
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Benjamin A. Horowitz	—	$—	604,165	795,835	$2,762,490	$4,017,510
Sharlene P. Abrams	—	—	—	—	—	—
John L. O’Farrell	30,000	235,990	1,050,123	620,627	4,739,000	3,305,140
Timothy A. Howes	—	—	199,186	176,564	1,331,963	1,244,027
James T. Dimitriou	62,110	252,380	545,408	368,232	3,278,827	2,214,740

The value of unexercised in-the-money options at January 31, 2004 is calculated based upon $8.00, the closing price per share of our common stock as reported on the NASDAQ National Market on January 30, 2004, the last trading day of fiscal 2004.

Equity Compensation Plans

As of January 31, 2004, we maintained our 2000 Incentive Stock Plan and Employee Stock Purchase Plan, each of which was approved by our stockholders. Our 1999 Stock Plan and our 2000 Stock Plan, each of which was terminated in connection with our initial public offering in March 2001, were also approved by our stockholders. The following table gives information about equity awards under all of our equity compensation plans as of January 31, 2004:

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by stockholders	11,977,237	$3.05	15,733,960	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	11,977,237	$3.05	15,733,960

(1)	Of these, 12,853,695 shares remained available for grant under the 2000 Incentive Stock Plan and 2,880,265 shares remained available for grant under the Employee Stock Purchase Plan. The 2000 Incentive Stock Plan provides for an increase in the number of shares reserved for issuance under the plan on the first day of our fiscal year in an amount equal to the least of (i) 9,000,000 shares, (ii) 8% of the outstanding shares on such date (which percentage shall decrease to 6% beginning after 2007 and remain constant thereafter), or (iii) an amount determined by the Board. The Employee Stock Purchase Plan provides for an increase in the number of shares reserved for issuance under the plan on the first day of our fiscal year in an amount equal to the least of (i) 5,000,000 shares, (ii) 2% of the outstanding shares on such date, or (iii) an amount determined by the Board. All of the shares available for grant under the 2000 Incentive Stock Plan may be issued as restricted stock awards or stock appreciation rights, although we currently have no intention to issue all of the shares in these forms.

Change of Control and Severance Arrangements

Each of our 1999 Stock Plan, 2000 Stock Plan and 2000 Incentive Stock Plan provides that in the event of our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option, restricted stock award or stock appreciation right, except for the options granted to our outside directors under the 2000 Incentive Stock Plan. If the outstanding options, restricted stock awards or stock appreciation rights are not assumed or substituted for, the participant will be notified that his or her options, restricted stock awards or stock appreciation rights will be fully vested and exercisable as to all stock, including shares that would not otherwise be vested and exercisable, for a specified period from the date of such notice. The option, restricted stock award or stock appreciation right will terminate at the end of the specified period. In the event the employee has a separate change of control arrangement with us that is more favorable than the one in our plans, the more favorable change of control arrangement will prevail according to its terms.

Except as described below, all of our stock option agreements and restricted stock purchase agreements entered into after September 19, 2001 under our 2000 Incentive Stock Plan provide that in the event that an optionee or purchaser, respectively, is involuntary terminated without cause within two years of a change of control or is terminated due to a work force reduction or job elimination, the vesting schedule of the option or restricted stock award will be modified such that, generally, 1/48 of the shares subject to the option or purchase right will be deemed to have vested each month after the vesting commencement date until such termination. In addition, the period of exercisability of a stock option will be extended to one year from the date of such termination.

As used in the section, “change of control” means:

•	any person becoming the beneficial owner of securities representing 50% or more of our total voting power;

•	the sale of all or substantially all of our assets;

•	a merger with any other corporation, other than a merger that would result in Opsware continuing to own at least 50% of the total voting power of the merged entity or its parent entity immediately after the merger; or

•	a change in the composition of our Board of Directors, as a result of which fewer than a majority of the directors are incumbent directors.

As used in this section, “cause” means:

•	an employee’s repeated failure to perform his or her assigned duties or responsibilities, after written notice has previously been given to the employee regarding the failure to perform the duties or responsibilities;

•	an employee’s knowing and intentional illegal conduct which is seriously injurious to Opsware; or

•	an employee being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of material property belonging to Opsware.

Marc L. Andreessen.    In December 2001 and March 2003, Mr. Andreessen was granted an option to purchase 1,000,000 shares of our common stock at an exercise price of $3.68 per share and an option to purchase 400,000 shares of our common stock at an exercise price of $1.85 per share, respectively. These options vest and become exercisable as to 1/48 of the shares each month after the option grant. Upon a change of control, the vesting and exercisability of these options will be accelerated as to 50% of the shares subject to the option that have not vested at such time and an additional 1/24 of the shares subject to the option that have not vested at such time will vest and become exercisable each month following the change of control, so that all the shares subject to the option will be vested and exercisable on the date 12 months after the change of control. In addition, upon a termination of Mr. Andreessen’s employment without cause, the vesting and exercisability of the option will be accelerated in full.

Benjamin A. Horowitz.    In December 2001 and March 2003, Mr. Horowitz was granted an option to purchase 1,000,000 shares of our common stock at an exercise price of $3.68 per share and an option to purchase 400,000 shares of our common stock at an exercise price of $1.85 per share, respectively. These options vest and become exercisable as to 1/48 of the shares each month after the option grant. Upon a change of control, the vesting and exercisability of these options will be accelerated as to 50% of the shares subject to the option that have not vested at such time and an additional 1/24 of the shares subject to the option that have not vested at such time will vest and become exercisable each month following the change of control, so that all the shares subject to the option will be vested and exercisable on the date 12 months after the change of control. In addition, upon a termination of Mr. Horowitz’s employment without cause, the vesting and exercisability of the option will be accelerated in full.

Sharlene Abrams.    In October 2002, Ms. Abrams purchased 1,000,000 shares of our common stock at a purchase price of $0.62 per share. These shares are subject to a right of repurchase that lapses over a four-year period. The right of repurchase lapses as to 25% of these shares on October 11, 2003 and will lapse ratably monthly after that date. Upon an involuntary termination without cause of Ms. Abrams’ employment, the lapsing of the repurchase right will be accelerated as to 1/48 of the shares for each month between October 11, 2002 and the termination date. If such an involuntary termination occurs within 24 months of a change of control, the lapsing of the repurchase right will be accelerated as to all of the shares.

John L. O’Farrell.    In March 2001, Mr. O’Farrell was granted an option to purchase 600,000 shares of our common stock at an exercise price of $6.00 per share. The option vests and becomes exercisable as to 25% of the shares on the first anniversary of the option grant and 1/48 of the shares each month thereafter. In April 2002, he was granted an option to purchase 735,000 shares at an exercise price of $1.99 per share. In October 2002, he was granted an option to purchase 265,000 shares at an exercise price of $0.47 per share. Upon an involuntary termination of Mr. O’Farrell’s employment without cause within 12 months of a change of control, the vesting and exercisability of these options will be accelerated in full. In addition, upon an involuntary termination without cause or a constructive termination, he will receive a cash payment equal to 12 months of his then-current monthly salary and a cash payment equal to the value of his benefits for a period of 12 months.

In August 2003, Mr. O’Farrell was granted 105,000 shares of restricted stock with a par value of $.001. These shares are subject to a right of repurchase that lapses over a three-year period. The right of repurchase lapses as to 50% of these shares on the date that our trading window first opens following the public announcement of our earnings results for the quarter ending July 31, 2004 and lapses as to 6.25% on the date that the trading window first opens following the public announcement of our earnings results for each fiscal quarter thereafter. Upon an involuntary termination of Mr. O’Farrell’s employment without cause within 12 months of a change of control, the lapsing of the repurchase right will be accelerated as to all of the shares.

Timothy A. Howes.    In April 2002, Dr. Howes was granted an option to purchase 100,000 shares at an exercise price of $1.99 per share. Upon an involuntary termination of Dr. Howes’ employment without cause within 12 months of a change of control, the vesting and exercisability of these options will be accelerated in full.

James T. Dimitriou.    In January 2004, we entered into an agreement with Mr. Dimitriou pursuant to which we provided him with a severance payment of approximately $57,000 upon termination of his employment with us in February 2004.

REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

The following is the report of the compensation committee with respect to the compensation paid to executive officers during the fiscal year ended January 31, 2004. Actual compensation earned during the fiscal year ended January 31, 2003 by the Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers as of January 31, 2004 is shown in the Summary Compensation Table above under “Executive Compensation.” The current members of the compensation committee are Mr. Campbell, Mr. Rachleff and Mr. Volpi. Mr. Lorne served on the compensation committee until February 24, 2004.

Introduction

The compensation committee establishes Opsware’s general compensation policies, and established the compensation plans and specific compensation levels for executive officers for the fiscal year ended January 31, 2004. The compensation committee strives to ensure that the executive compensation programs enable Opsware to attract and retain key people and motivate them to achieve or exceed key objectives.

General Compensation Philosophy

The role of the compensation committee is to set the salaries and other compensation of Opsware’s executive officers and other key employees, and to make grants of stock-based incentive awards and to administer the stock option and other employee equity and bonus plans. Opsware’s compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Opsware to attract, motivate, reward and retain key executive officers and employees. Accordingly, each executive officer’s compensation package may, in one or more years, be comprised of the following elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Opsware and with which Opsware competes for executive personnel;

•	annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of performance goals, quantitative or qualitative, established by the compensation committee; and

•	long-term stock-based incentive awards which strengthen the mutuality of interests between Opsware’s executive officers and Opsware’s stockholders.

In preparing the Performance Graph for this proxy statement, Opsware used the Goldman Sachs Software Index as its published line-of-business index. The compensation practices of most of the companies in that index were not reviewed by Opsware when the compensation committee reviewed the compensation information described above because such companies were determined not to be competitive with Opsware for executive talent.

Executive Compensation

Base Salary.    Salaries for executive officers for the fiscal year ended January 31, 2004 were generally determined on an individual basis by evaluating each executive officer’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Variable Performance Awards.    In the past, Opsware has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive officer’s annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive officer’s annual performance will be measured by the achievement of established goals and objectives.

Long-Term Stock-Based Incentive Awards.    The compensation committee believes that stock-based incentive awards, such as stock options, restricted stock awards, and stock appreciation rights, link the interests of executive officers with the long-term interests of Opsware’s stockholders by providing substantial incentive to officers to work towards maximizing stockholder value. Stock-based awards generally vest and become exercisable over a four-year period as a means of encouraging executive officers and other employees to remain with Opsware and to promote its success. Stock-based awards granted to executive officers and other employees generally have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executive officers on the enhancement of stockholder value over the long term and encourage equity ownership in Opsware.

Opsware grants stock options in accordance with its 2000 Incentive Stock Plan. In the fiscal year ended January 31, 2004, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of Opsware’s stockholders. Stock awards typically have been granted to executive officers when they first join Opsware. This initial grant is designed to be competitive with those of comparable companies for the level of the job that the executive officer holds and to motivate the executive officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the stock price of Opsware over time. At the discretion of the compensation committee, additional stock awards may be granted to executive officers for other reasons. These periodic additional stock options are granted to reflect the executive officers’ ongoing contributions to Opsware, to create an incentive to remain at Opsware and to provide a long-term incentive to achieve or exceed Opsware’s financial goals. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Opsware’s results, past performance or consistency within the officer’s peer group and the number of unvested options. In the fiscal year ended January 31, 2004, the compensation committee considered these factors.

Other.    In addition to the foregoing, in the fiscal year ended January 31, 2004, executive officers were able to participate in compensation and benefit plans available to all employees, such as Opsware’s 401(k) retirement plan and employee stock purchase plan. Opsware does not make matching contributions to either the 401(k) or employee stock purchase plans.

Compensation for the Chief Executive Officer

Mr. Horowitz’s compensation was determined by the compensation committee in a manner consistent with the factors described above for all executive officers and was driven by several factors including the competitive marketplace, Opsware’s position in the rapidly evolving technology sector in which it operates, Mr. Horowitz’s relative ownership interest in Opsware and, most importantly, his performance.

The compensation committee believes that throughout the fiscal year ended January 31, 2004, Mr. Horowitz continued to demonstrate highly effective leadership. In the fiscal year ended January 31, 2004, Mr. Horowitz received a cash bonus of $150,000 in recognition of his contributions during the fiscal year. In addition, Mr. Horowitz was granted a stock option to purchase 400,000 shares of Opsware common stock during the fiscal year. In granting these stock options, the compensation committee reviewed Mr. Horowitz’s existing equity holdings, their value as an incentive for future performance, the extent to which they had vested and the option grants awarded to continuing chief executive officers at comparable companies.

The terms of Mr. Horowitz’s stock options, including provisions for accelerated of vesting, are described in the section entitled, “Change of Control and Severance Arrangements” and “Option Grants in the Fiscal Year Ended January 31, 2004.”

Compensation Limitations

Section 162(m) of the Internal Revenue Code and the regulations adopted thereunder by the Internal Revenue Service, limit the tax deduction in any taxable year of publicly-held companies to $1.0 million for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers. The regulations exclude from this limit performance-based compensation and stock options that satisfy specified requirements, such as stockholder approval. Having considered the requirements of Section 162(m), the compensation committee believes that option grants made pursuant to Opsware’s 2000 Incentive Stock Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. The grant of restricted stock to Mr. O’Farrell does not meet the requirements for deductibility under Section 162(m). Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee’s present intention is to otherwise comply with Section 162(m), unless the compensation committee believes that these requirements are not in the best interest of Opsware or its stockholders.

Respectfully submitted by:

William V. Campbell

Simon M. Lorne

Andrew S. Rachleff

Michelangelo A. Volpi

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for Opsware’s financial reporting process and its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Opsware’s independent auditors are responsible for auditing those financial statements. The audit committee of the Board monitors and reviews these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and that, together with other disclosures, they present fairly the company’s financial condition and the results of its operations, (b) the representations of the independent auditors included in their report on Opsware’s financial statements, and (c) the responses of management and the independent auditors to inquiries made of them by the audit committee.

The audit committee, which is comprised entirely of non-management directors, operates under a written charter. The current members of the audit committee are Mr. Campbell, Mr. Homer and Mr. Lorne. Mr. Rachleff also served on the audit committee during the fiscal year ended January 31, 2004.

The following is the report of the audit committee of the Board:

The audit committee met seven times, in person or by conference call, during the fiscal year ended January 31, 2004. In those meetings, the audit committee generally reviewed matters of accounting policy, internal controls, and accounting and auditing issues as they arose. Subsequent to the fiscal year ended January 31, 2004, the audit committee reviewed and discussed the audited financial statements of Opsware for the fiscal year ended January 31, 2004 with management. In addition, the audit committee has discussed with Ernst & Young LLP, Opsware’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed the independence of Ernst & Young LLP with that firm.

The audit committee believes it is useful to meet periodically (1) by itself, (2) with Opsware’s independent auditors, (3) with senior members of Opsware’s financial team, and (4) with Opsware’s General Counsel, in each instance with no other members of management present. Such separate meetings are not held on every occasion that the audit committee assembles, but they are held periodically. From time to time, the chairman of the audit committee, Mr. Lorne, conducts such discussions individually on behalf of the audit committee. Such meetings are held, among other reasons, to ensure that these individuals have an opportunity to communicate any concerns or issues regarding Opsware to the audit committee.

The audit committee has recommended to the Board and to Opsware’s stockholders that Ernst & Young LLP be retained as Opsware’s independent auditors for the fiscal year ending January 31, 2005. However, the audit committee has the sole authority to appoint Opsware’s independent auditors, and retains the right to oversee their activities and to make, or to recommend, a change in auditing firms at any time (without necessarily obtaining the interim approval of Opsware’s stockholders).

Management of Opsware has reviewed with the audit committee the audited financial statements contained in Opsware’s Annual Report on Form 10-K and has discussed the desirability, not just the acceptability, of the accounting principles adopted, the reasonableness of significant accounting judgments and estimates (to the extent they are discretionary), the clarity of disclosures in the financial statements, and the overall fairness of the presentation of the financial statements and other information contained in Opsware’s Annual Report on Form 10-K.

Consistent with recent regulatory changes, including the Sarbanes-Oxley Act of 2002, the audit committee believes it is appropriate, in its meetings with representatives of Ernst & Young LLP, to ask representatives of that firm to address several questions that the audit committee believes are of particular importance, including the following:

•	Are there any significant determinations made by management in the preparation of the financial statements that, although consistent with GAAP and in all respects acceptable, the auditors would have preferred to have been made differently?

•	Based on the auditors’ experience, and their knowledge of Opsware, are there any respects in which they believe the financial statements could reasonably be modified to present to investors Opsware’s financial position and its performance more fairly? If so, what are they?

•	Based on the auditors’ experience, and their knowledge of Opsware, has Opsware implemented a level of internal controls that is appropriate for its stage of growth and development?

To the extent that such questions elicit responses that suggest a difference in view between Opsware’s management and the representatives of the independent auditors, the audit committee will undertake further inquiry in an effort to understand the different views more completely, and to ensure that it is satisfied with the nature and extent of Opsware’s public reporting and disclosure.

In reliance on its reviews and discussions and the report of the independent auditors, the audit committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Opsware’s Annual Report on Form 10-K for the year ended January 31, 2004, for filing with the Securities and Exchange Commission as required by law.

Respectfully submitted by:

William V. Campbell

Mike J. Homer

Simon M. Lorne

Andrew S. Rachleff

PERFORMANCE GRAPH

Presented below is a line graph comparing the quarterly percentage change in the cumulative total stockholder return of our common stock, the NASDAQ Stock Market (U.S.) Composite Index and of the Goldman Sachs Software Index. The line graph assumes that $100 was invested in our common stock, the NASDAQ Stock Market (U.S.) Composite Index and of the Goldman Sachs Software Index on March 9, 2001, the date our common stock began trading on the NASDAQ National Market in connection with our initial public offering, and presents the quarterly return through January 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, we believe that during our fiscal year ended January 31, 2004 all the reporting persons complied with the filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended January 31, 2004, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of the our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described above under “Directors’ Compensation” and “Executive Compensation” and those described below.

Indebtedness of Management

In June 2002, in connection with her joining Opsware, we loaned Ms. Sharmila Shahani, our Senior Vice President of Marketing, $175,000 under a secured full recourse promissory note with an annual interest rate of 6.25% compounded annually. Principal and interest on the note become due and payable on June 15, 2004. The note also provides that we may accelerate payment of the amounts outstanding under the loan in the event that she ceases to be an employee or consultant to us. The outstanding balance of the loan as of May 15, 2004 was approximately $198,000.

Purchase of Stock

In April 2004, Mr. Ovitz, one of our directors, purchased 50,000 shares of our common stock from Ms. Shahani at a price of $7.5396 per share.

Indemnification

We have entered into indemnification agreements with each of our directors and officers. Such indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Conflict of Interest Policy

We intend to enter into transaction with our officers, directors, 5% stockholders and their affiliates only if these transactions are approved by the audit committee, are on terms no less favorable to us than could be obtained from unaffiliated parties and are reasonably expected to benefit us. We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jordan J. Breslow

General Counsel and Secretary

Sunnyvale, California

May 21, 2004

OPSWARE INC.

599 NORTH MATHILDA AVENUE

SUNNYVALE, CALIFORNIA 94085

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OPSWARE INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 22, 2004

The undersigned hereby constitutes and appoints Marc L. Andreessen and Benjamin A. Horowitz, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders to be held at the Four Points Sheraton Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California, on Tuesday, June 22, 2004 at 9:30 a.m., Pacific Time, and at any adjournments or postponements thereof, on all matters coming before said meeting.

(TO BE CONTINUED AND SIGNED ON REVERSE SIDE.)

Please date, sign and mail your proxy card as soon as possible.

Annual Meeting of Stockholders of

OPSWARE INC.

June 22, 2004

\/  Please Detach and Mail in the Envelope Provided \/

☒	Please mark your votes as in this example.

WITHHOLD AUTHORITY TO
1.	ELECTION OF THE NOMINEES LISTED AT RIGHT TO THE OPSWARE INC. BOARD OF DIRECTORS.	IN FAVOR OF NOMINEES ☐	VOTE FOR ALL NOMINEES ☐	Nominees:	Benjamin A. Horowitz Simon M. Lorne

FOR all nominees, except authority withheld to vote for the following nominee(s):

2.	RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING JANUARY 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted IN FAVOR of the election of the directors named in this proxy card and FOR Proposals Two and Three.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT FOR THE JUNE 22, 2004 ANNUAL MEETING OF STOCKHOLDERS.

Stockholder Signature(s):	Stockholder Printed Name(s):	Date:

NOTE:	Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name by authorized person.